U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Earliest Event Reported:  October 31, 2003

NEW YORK FILM WORKS, INC.

(Exact name of registrant as specified in its charter)

New York	13-3051895	New York
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)

928 Broadway, New York, New York 10010

(Address of principal executive offices) (Zip Code)

Issuer's telephone number: (212) 475-5700)

Item 2.  Acquisition or Disposition of Assets

On October 31, 2003, the Company's Bladon Studios Limited subsidiary acquired all the outstanding shares of Purple Haze Productions Limited, a UK film producer. Bladon issued 250,000 of its Ordinary Shares to the owners of Purple Haze. Those stockholders then exchanged those 250,000 shares for warrants to purchase 47 million shares of the Company's common stock for nominal consideration. In addition, the Company guaranteed the payment by Purple Haze of Sterling £10,000 and agreed to be substituted as guarantor on a business loan granted to Purple Haze by NatWest Bank in the amount of £14,500 and an overdraft of £7,000.

Purple Haze currently has 2 film projects at the pre production stage both with options sold to larger production companies, has one script under development and holds an option on the script for a second production. It also has rights to residual income based on release of an earlier film in 1998.

Item 7.  Financial Statements and Exhibits.

The historical financial results of Purple Haze are not material to the Company, and its assets and results of operations will be reflected in the financial statements of the Company for the fiscal year ended October 31, 2003.

Exhibits

2.1

Agreement among the Company, Bladon Studios Limited and shareholders of Purple Haze Productions, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK FILM WORKS, INC.

Date: November 17, 2003	By: /s/ Roger Bailey
President